Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Pinnacle Financial Partners, Inc:

We consent to the incorporation by reference in the registration statements Nos. 333-49564, 333-68756, 333-114799, 333-124199, 333-132816, 333-135411, 333-147804, 333-148251, and 333-158825 on Form S-8 and Nos. 333-76902, 333-117627, 333-152913, 333-156688, and 333-159395 on Form S-3 of Pinnacle Financial Partners, Inc. (the Company) of our reports dated February 23, 2011, with respect to the consolidated balance sheets of the Company as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive income  (loss) and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of the Company.

 (signed) KPMG LLP

Nashville, Tennessee
February 23, 2011